UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2008

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26625	36-4116193
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 664-4100.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously disclosed, Jack M. Clark, Jr. resigned as Executive Vice President and Chief Revenue Officer of NovaMed, Inc. (the “Company”) on December 17, 2007. On January 7, 2008, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Clark. Pursuant to the Separation Agreement, the Company will pay Mr. Clark 13 months of severance pay at his current base salary rate of $23,625 per month and any bonus earned by him in 2007. In addition, as part of the agreement Mr. Clark has agreed to release all claims against the Company arising out of his employment with the Company and has agreed to abide by the confidentiality, non-compete, non-solicitation, non-disparagement and other obligations surviving under Article IV of his employment agreement, previously filed by the Company. The foregoing summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	Separation Agreement and General Release, dated as of January 7, 2008 by and between Jack M. Clark, Jr. and NovaMed, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMED, INC.

Dated: January 10, 2008	By:	/s/ Thomas S. Hall
Thomas S. Hall
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Separation Agreement and General Release, dated as of January 7, 2008, by and between Jack M. Clark, Jr. and NovaMed, Inc.